Exhibit 32

FIRST CENTURY BANCORP.

Section 1350 Certifications

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Principal Executive Officer and the Principal Financial and Accounting Officer of First Century Bancorp. (the “Company”), certify that, to their knowledge on the date of this certification:

1.                                       The quarterly report of the Company for the period ending March 31, 2009 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2009	By:	/s/ William R. Blanton
William R. Blanton, Chief Executive Officer
(Principal Executive Officer)

Date: May 15, 2009	By:	/s/ Denise Smyth
Denise Smyth
Principal Financial and Accounting Officer